Opinion
                                    of
                    Niebler, Pyzyk, Klaver & Wagner LLP


                              ___________ __, 1999

 Plastics Mfg. Company
 W188 N11707 Maple Road
 Box 1014
 Germantown, WI  53022-8214

 Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration of 1,222,490 shares of common stock, without par value per share (the "Shares"), of Plastics Mfg. Company (the "Company") under the Securities Act of 1933, as amended, to be sold by you in your initial public offering (the "Offering"). In connection with the Offering, you have requested our opinion with respect to the following matters.

     In connection with the delivery of this opinion, we have examined originals or copies of the Restated Articles of Incorporation and the By-Laws of the Company as set forth as exhibits to the Registration Statement, the Registration Statement, certain resolutions adopted or to be adopted by the Board of Directors, the form of stock certificate representing the Shares and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such later documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

     Based on such examination and review, and subject to the foregoing, we are of the opinion that the Shares, upon issuance, delivery and

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 payment therefor in the manner contemplated by the Registration
 Statement, will be duly authorized, validly issued, fully paid and non-assessable, subject, however, to the provision of Section 180.0622(2)(b) of the Wisconsin Statutes which provides that shareholders of a Wisconsin corporation are liable up to the amount of consideration paid for their shares for debts to employees for services performed for a period of service not in excess of six months in any one case.

     We are members of the Bar of the State of Wisconsin, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America and the State of Wisconsin.

     We consent to the inclusion of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,

                              NIEBLER, PYZYK, KLAVER & WAGNER LLP

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